BRT REALTY TRUST
                               60 Cutter Mill Road
                                    Suite 303
                           Great Neck, New York 11021

                               ------------------

                    Notice of Annual Meeting of Shareholders
                              To Be March 25, 1999



To the Shareholders of BRT Realty Trust:

         The 1999 Annual Meeting of Shareholders of BRT Realty Trust will be held on Thursday, March 25, 1999, at 9:00 a.m., at the offices of BRT, 60 Cutter Mill Road, Suite 303, Great Neck, N.Y.:

     1. To elect two Class III Trustees;

     2. To appoint Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 1999; and

     3. To transact any other business that may properly come before the Meeting.

     You must be a shareholder of record at the close of business on January 18, 1999 to vote at the Annual Meeting. Regardless of whether you will attend, please vote by signing and returning the enclosed proxy. Mailing your completed proxy will not prevent you from voting in person at the meeting.

         Your proxy is solicited by and on behalf of the Board of Trustees of BRT.

                              By order of the Board of Trustees


                              Simeon Brinberg, Secretary




January 26, 1999

                                BRT REALTY TRUST
                               60 Cutter Mill Road
                                    Suite 303
                           Great Neck, New York 11021
                                  (516)466-3100
                                 ---------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 ---------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of BRT Realty Trust for use at the Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of the Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 A.M., on Thursday, March 25, 1999.

     The executive offices of BRT are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York, 11021 and its telephone number is (516) 466-3100.

                                VOTING PROCEDURES

         This Proxy Statement will be mailed on or about January 26, 1999. BRT has fixed the close of business on January 18, 1999, as the record date for the meeting. You are entitled to one vote for each share you own. A quorum (holders of a majority of the outstanding shares of beneficial interest present in person or represented by proxy) is required to hold the meeting. When a quorum is present, the voting of the holders of a majority of stock present in person or by proxy is required to elect the two nominees for Class III Trustee and to approve any other matter.

         You may revoke your proxy at any time before its exercise. To revoke your proxy, you may file a written revocation with BRT's Secretary, or you may sign a proxy bearing a later date. You may also revoke your proxy by voting in person at the meeting. Properly executed proxies that are filed before the meeting and not revoked will be voted in accordance with the directions in them.

         Votes withheld from nominees for Trustee, abstentions on proposals and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes withheld from nominees for Trustee and abstentions on proposals have the same effect as votes against them. Broker non-votes have no effect on the outcome of election of Trustees or other proposals.

         This solicitation is made on behalf of the Board of Trustees. BRT pays for the cost of soliciting proxies. In addition to the solicitation of proxies by mail, the Trust reimburses brokerage houses and others for forwarding proxies and proxy material to shareholders.

         Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares "FOR" the nominees for Class III Trustee and "FOR" the appointment of Ernst & Young LLP as the BRT's auditors for Fiscal 1999.

                          ITEM 1: ELECTION OF TRUSTEES

         BRT's Board of Trustees is divided into three classes, each of which is elected for a term of three years. The Declaration of Trust provides for the number of Trustees to be between five and fifteen, the exact number to be determined by the Board of Trustees. The Board of Trustees has fixed the number of Trustees at eight. The Board has authority under the Declaration of Trust to fill vacancies and to increase or decrease its size between Annual Meetings.

         At the Annual Meeting, two Class III Trustees will be elected. Six other individuals serve as Trustees but are not standing for re-election because their terms extend past the Annual Meeting. The persons name in the accompanying form of proxy will vote the shares it represents for the election as Class III Trustees of Fredric H. Gould and Gary Hurand unless you instruct otherwise.
Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. BRT expects each nominee to be able to serve. However, if either nominee is unable to serve as a Trustee, unless a shareholder withholds authority, the persons named in the proxy may vote for any substitute nominee proposed by the Board of Trustees.

         Each Class III nominee, if elected, will serve until the Annual Meeting to be held in the year 2002. Each other Trustee will serve until the Annual Meeting to be held in the year set forth opposite his name.

                    NOMINEES FOR TRUSTEE; REMAINING TRUSTEES

The following table sets forth certain information concerning the Trustees, including the two nominees:


                                   Principal
                           Term    Occupation                    Trustee
Name                Age  Expiring     (1)                        Since

Class I
Patrick J. Callan
(2)(3)              62     2000    Principal of                   1984
                                   The RREEF Funds,
                                   pension fund real
                                   estate investments;
                                   Director of
                                   Manufacturers & Traders
                                   Bank Directors Advisory
                                   Council - New York City
                                   Division, Director of
                                   First Empire State
                                   Corporation.

Jeffrey A. Gould      33   2000    President and Chief            1997
                                   Operating Officer
                                   of BRT since March
                                   1996; Executive Vice
                                   President and Chief
                                   Operating Officer of
                                   BRT from March
                                   1995 to March 1996;
                                   Vice President of BRT
                                   for more than
                                   three years prior
                                   thereto.

David G. Herold       57   2000    Private Investor;             1997
                                   President and Chief
                                   Executive Officer
                                   of Metro Bancshares,
                                   Inc., the savings and
                                   loan holding company for
                                   Bayside Federal Savings
                                   and Loan Association,
                                   from 1988 to 1994;
                                   President of Bayside
                                   Federal Savings and Loan
                                   Association for approximatley
                                   fourteen years prior thereto.

Class II
Arthur Hurand
(2)                  82    2001    Private Investor;             1989
                                   Director of One Liberty
                                   Properties, Inc.


Herbert C. Lust, II  72    2001    Private Investor;             1981
(2)(3)                             Director of Prime
                                   Hospitality, Inc.


Marshall Rose        62    2001    Real Estate Consultant;       1986
(2)                                President of
                                   Georgetown Equities, Inc.;
                                   Director of One Liberty
                                   Properties, Inc.;
                                   Director of Estee
                                   Lauder, Inc.; Director of
                                   Golden Book Family Enter-
                                   tainment, Inc.

Class III (Nominees)

Fredric H. Gould     63    2002    Chairman of the Board         1983
(2)(4)                             of Trustees and Chief
                                   Executive Officer of BRT;
                                   Chairman of the Board
                                   of Georgetown Partners,
                                   Inc.; General Partner
                                   of Gould Investors L.P.;
                                   Chairman of the Board of One
                                   Liberty Properties, Inc.;
                                   President of REIT Manage-
                                   ment Corp.; Director of
                                   Sunstone Hotel Investors,
                                   Inc.; Director of East Group
                                   Properties, Inc.

Gary Hurand         52   2002      President of Dawn Donut       1990
(3)(4)                             Systems, Inc.; Director
                                   of Republic Bancorp.

-----------------

(1) Each Trustee has been engaged in the principal occupation indicated for at least the past five years, except as noted.

(2) Member of the Executive Committee.

(3) Member of the Audit and Compensation Committee.

(4) If elected at the meeting.

     Fredric H.Gould is Jeffrey A. Gould's father and Arthur Hurand is the father of Gary Hurand.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         This graph compares the performance of BRT's Beneficial Shares with the Standard & Poor's 500 Stock Index and a peer group index consisting of publicly traded mortgage REIT'S prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 invested on September 30, 1993 in BRT's Beneficial Shares, the S & P 500 Index and the peer group index and assumes the reinvestment of dividends.

                           INSERT - PERFORMANCE GRAPH
















                   9/93     9/94      9/95      9/96      9/97       9/98
BRT Realty Trust  100.00   106.06    100.00    145.45    221.21     133.33
S&P 500 Index     100.00   103.69    134.53    161.89    227.37     247.93
NAREIT Mortgage   100.00    88.97    113.04    158.86    212.93     167.72

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         This table shows the compensation paid and accrued for services rendered in all capacities to BRT during the last three fiscal years for the Chief Executive Officer of BRT and the four other most highly compensated Executive Officers of BRT whose annual compensation exceeded $100,000 for the fiscal year ended September 30, 1998.



                                Annual Compensation(2)            Long Term Compensation
                                ----------------------            ----------------------
                                                                           Awards
                                                                           ------
                                                   Other                Securities/
                                                   Annual    Restricted Underlying  Payouts
Name and Principal             Salary    Bonus     Compen-     Stock      Options/     LTIP      All Other
    Position          Year(1)    $         $      sation(3)   Awards($)   SARs(#)   Payout($) Compensation (4)
-----------------     -------  -----    -------   ---------   ---------   -------   --------------------------

Fredric H. Gould      1998         0          0            0        0           0          0               0
 Chairman of the      1997         0          0            0        0           0          0               0
 Board and Chief      1996         0          0            0        0           0          0               0
 Executive Officer (5)

Jeffrey A. Gould      1998  $240,000          0            0        0           0          0         $24,000
 President and        1997  $225,000          0            0        0      10,000          0         $24,000
 Executive Vice       1996  $210,000          0            0        0      10,125          0         $22,500
 President (6)

Mark H. Lundy         1998         0          0     $148,185        0           0          0          $9,900
 Vice President (7)   1997         0          0     $115,600        0      10,000          0          $5,300
                      1996         0          0      $75,900        0      10,125          0          $6,000

Eugene Keely          1998   $99,000     $4,000            0        0           0          0          15,500
 Vice President       1997   $95,000     $5,550            0        0           0          0          15,100
                      1996   $93,000     $2,000            0        0       5,000          0          14,300


Israel Rosenzweig     1998  $125,000          0            0        0      10,000          0          18,750
 Vice President and   1997         0          0            0        0           0          0               0
 President of BRT     1996         0          0            0        0           0          0               0
 Funding Corp. (8)

---------------------------
(1)Fiscal years ending September 30.
(2)The Trust does not have any profit sharing plan, but it does have Stock Option Plans, a Pension Plan and a Bonus Plan. See "Stock Option Plans"and "Pension Plan," below.
(3)Amounts represent payment of fees. The only other type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(4)Represents annual contributions under BRT's Pension Plan for Messrs. Jeffrey Gould, Eugene Keely and Israel Rosenzweig. With respect to Mark H. Lundy, represents the amount reimbursed by BRT to Gould Investors L.P.for the allocated portion of the pension expense paid by Gould Investors L.P.for Mr. Lundy.
(5)Fredric H. Gould has served as Chairman of the Board and Chief Executive Officer since March, 1995. Mr.Gould does not receive any compensation directly from BRT. Reference is made to the caption "Interest of Management in Certain Transactions" for a discussion of fees paid to REIT Management Corp., BRT's Advisor. Mr. Gould is the President and sole shareholder of REIT Management Corp.
(6)Jeffrey A. Gould has served as President of the Trust since March 1996.
(7)Mark H. Lundy does not receive compensation directly from BRT; he receives compensation and fees directly from Gould Investors L.P. and related entities. The amounts set forth represents the portion reimbursed by BRT for legal services rendered by Mr. Lundy to the Trust.
(8)Israel Rosenzweig, Vice President and President of BRT Funding Corp., did not receive any compensation from BRT in fiscal 1997 or 1996 and commenced receiving compensation as of April 1, 1998.

BRT Pension Plan

     BRT has a non-contributory defined contribution Pension Plan covering employees. The Pension Plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish. Annual contributions are based on 15% of an employees annual earnings, not to exceed $24,000 per employee. Partial vesting commences one year after employment, increasing annually until full vesting is achieved at the completion of five years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions. In 1998, $24,000, $15,500 and $18,750 was contributed for the benefit of Jeffrey A. Gould, Eugene Keely and Israel Rosenzweig, respectively. The aggregate amount accrued to date for Mr. Gould, Mr. Keely and Mr. Rosenzweig is approximatley $390,000, $432,000 and $741,000, respectively. The credited years of service for Mr. Gould, Mr. Keely and Mr. Rosenzweig are 12, 14 and 13. Although Mr. Rosenzweig was not compensated by BRT in fiscal 1996 and 1997, prior thereto he was an executive officer of BRT and he completed 12 years of service prior to 1996.

Options Granted For The Fiscal Year Ended September 30, 1998

         The only options granted in Fiscal 1998 to Named Executive Officers were granted to Israel Rosenzweig. The table sets forth information concerning the grant of stock options in Fiscal 1998 to Mr. Rosenzweig.



                                      Individual Grants(1)

                                                       Potential Realizable
           % of Total                                    Value At Assumed
            Options                                    Annual Rates of Stock
            Granted      Exercise or                   Price Appreciation For
Options   to Employees   Base Price                       Option Term (2)
Granted  in Fiscal Year   ($/sh)     Expiration Date      5%            10%
-------  --------------   ------     ---------------      --            ---
10,000       20%         $7.9375         3/23/08       $39,690        $79,380

(1) Options were granted on March 23, 1998. The exercise price equals the closing price of BRT stock on the date of grant. The options are exercisable in four equal annual installments, cumulatively, beginning two years after grant and expire ten years after grant.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible appreciation of the BRT's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, non-transferability or phased-in vesting. BRT did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the BRT's stock price.



Option Exercises and Unexercised Options

No options were exercised by any Named Executive Officer in Fiscal 1998. The table sets forth information concerning unexercised options at fiscal year end with respect to the Named Executive Officers:


                                           Number of      Value of Unexercised
                                           Unercised      In-the-Money Options
                                        Options at Fiscal at Fiscal Year End(1)
                                           Year end       ---------------------
                                        -----------------
                  Shares Acquired  Value    Exercisable/       Exercisable/
Name                on Exercise  Realized  Unexercisable       Unexercisable
----                -----------  --------  -------------       -------------

Fredric H. Gould         -          -         None                $0/$0
Jeffrey A. Gould         -          -     12,594/7,531         11,353/3,784
Mark H. Lundy            -          -     12,594/7,531         11,354/3,784
Eugene Keely             -          -      2,500/2,500             0/0
Israel Rosenzweig        -          -       0/10,000               0/0

 (1) Represents the difference between the exercise price of options and $5.875, the closing price of BRT's shares on September 30, 1998.

    REPORT OF THE AUDIT AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Audit and Compensation Committee is composed of three independent non-employee Trustees. The Committee is responsible for advising management and the Board of Trustees on matters pertaining to compensation arrangements for executive employees, as well as administration of BRT's stock option plans and bonus plan.

Compensation Overview

     It is the view of the Audit and Compensation Committee that the annual compensation of executive officers is composed of two key elements: (i) an annual component made up of base salary and annual bonus; and (ii) a longer term component, i.e. stock options.

Annual Component; Base Salary and Bonus

     Base salaries are intended to be competitive with those paid to senior executives at other real estate investment trusts and take into account an individual's performance and contributions to BRT and BRT's operating performance. The determination by the Committee of base compensation is subjective and is not based on any structured formula. In determining compensation for the 1998 fiscal year the Committee took into account the expertise which the executive officers demonstrated in managing the business of BRT; among other things the Committee gave consideration to the activity of the Trust in mortgage lending, and the activities of the executive officers in managing and disposing of real estate assets taken back in foreclosure proceedings.

     The Committee has suspended the application of BRT's bonus plan until such time as BRT has fully used its net operating loss carry forward. Any bonuses granted are granted on a case by case basis. A bonus of $4,000 was paid in fiscal 1998 to Eugene Keely, the amount of which was subjective. No other bonuses were paid in fiscal 1998 to the Named Executive Officers.

Long Term Compensation - Stock Options

     Stock options, which are purely discretionary and are not based on any formula, may be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of the compensation provided for under stock options cannot be realized unless there is an appreciation in the price of BRT's shares over a specified number of years. Under the existing stock option plans options are granted at an exercise price equal to the fair market value of the stock of BRT on the date of grant and are exercisable over a number of years. Options granted in 1998 are exercisable commencing two years from the date of grant and thereafter in annual increments of 25%, on a cumulative basis, and expire ten years from the date of grant. Options granted prior to 1998 are exercisable commencing six months or one year from the date of grant and thereafter in annual increments of 25%, on a cumulative basis, and expire five years from the date of grant. Stock options are the only form of long term incentive currently used by BRT.

CEO Compensation

     Fredric H. Gould, Chairman of the Board of Trustees and Chief Executive Officer does not receive any direct remuneration from the BRT, but is compensated by REIT Management Corp. the Trust's advisor (see "Interest of Management in Certain Transactions").

Respectfully submitted,

Patrick J. Callan
Gary Hurand
Herbert C. Lust II

                      TRUSTEE'S FEES AND OTHER COMPENSATION

     Each unaffiliated Trustee was paid an annual retainer of $12,500 for his services in the 1998 fiscal year, paid in equal quarterly installments. In addition, unaffiliated Trustees were paid $500 per meeting for each Trustee's meeting and each committee meeting attended. With respect to fees (charged to operations) paid and accrued during the fiscal year for REIT Management Corp. (the "Advisor") under the Advisory Agreement, see "Interest of Management in Certain Transactions."

               ADDITIONAL INFORMATION ABOUT THE BOARD OF TRUSTEES

         The Board of Trustees holds regular quarterly meetings. In addition special meetings are called from time-to-time and, where appropriate, telephonic meetings are held and action is taken by unanimous consent. In 1998, the Board of Trustees held four meetings. For the 1998 fiscal year each Trustee attended at least 75% of the Board Meetings except for Patrick J. Callan who missed two meetings.

     The Board of Trustees has appointed an Audit and Compensation Committee consisting of Patrick J. Callan, Gary Hurand and Herbert C. Lust II, all independent outside Trustees. The functions of the Audit and Compensation Committee include reviewing the scope and results of the annual audit, reviewing the adequacy of internal accounting and financial controls and recommending independent auditors to the Board of Trustees. The Audit and Compensation Committee is also responsible for setting and administering the policies which govern both annual compensation of executive officers and the stock options plans. The Audit and Compensation Committee held one meeting in the 1998 fiscal year.

         BRT has no nominating or any committee performing similar functions.

                INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         BRT and REIT Management Corp. ("REIT") are parties to an Advisory Agreement pursuant to which REIT furnishes administrative services with respect to BRT's assets and, subject to the supervision of the Trustees, advises BRT with respect to its investments. The Trust believes that the Advisory Agreement is on terms as favorable to BRT as would be available from an unaffiliated party. The term of the Advisory Agreement has been renewed by the Board of Trustees to December 31, 2002. Fredric H. Gould and two officers of BRT are directors of REIT and Fredric H. Gould is an officer of REIT. All of the outstanding shares of REIT are owned by Fredric H.
Gould.

         For services performed by REIT under the Advisory Agreement, REIT receives an annual fee of 1/2 of 1% of Invested Assets other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures, with a 1% fee payable on mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The term "Invested Assets" is defined in the Advisory Agreement as the aggregate of all assets shown on the balance sheet of BRT without deduction for (i) mortgages and other security interests to which the assets are subject, (ii) depreciation, and (iii) amortization, but excluding
(a) cash and cash items, (b) amounts due from managing agents, (c) rents and other receivables (not including mortgages receivable or other receivables arising from the sale of invested assets), (d) rent security, (e) prepaid expenses and deferred charges, and (f) obligations of municipal, state and federal governments and governmental agencies, other than securities of the Federal Housing Authority, the Veterans Administration and the Federal National Mortgage Association and securities issued by governmental agencies that are backed by a pool of mortgages.

         The fee to REIT is based on net assets and computations of the fee includes non-accruing mortgage receivables to the extent they exceed allowances for loan losses. The fee under the Advisory Agreement is computed and payable quarterly, subject to adjustment at year end based on the audited financial statements. During the fiscal year ended September 30, 1998 REIT earned $519,000 under the Advisory Agreement.

         Under  the  Advisory  Agreement,   BRT  bears  all  expenses  including
interest, discount and other costs for borrowed money; taxes on income or property and license fees (including franchise taxes); rental paid for office space used by BRT; audit fees and expenses; legal fees; expenses of litigation; charges of transfer agents, registrars, brokers, underwriters and banks; expenses relating to meetings of trustees and shareholders; expenses connected with the acquisition, disposition or ownership of investment assets, including but not limited to, travel expenses, costs of appraisal, leasing, maintenance, repair, improvement and foreclosure of property and origination and mortgage servicing fees and real estate brokerage commissions; fees for the management of real estate owned by BRT; fees and expenses payable to Trustees, officers and employees (other than fees payable to Trustees, officers and employees who are directors, officers and employees of REIT, whose compensation is payable solely by REIT), independent contractors, consultants, managers, or agents; and indemnification required to be made under the Declaration of Trust.

         The Advisory Agreement provides that directors, officers, and employees of REIT may serve as Trustees, officers and employees of BRT, but such persons may not receive cash compensation from BRT for services rendered in the latter capacities.

         The Advisory Agreement is not assignable by REIT without the written consent of BRT. The Advisory Agreement is not assignable by BRT without the written consent of REIT, except to a successor to the business and assets of BRT. The Advisory Agreement has been renewed for a term ending December 31, 2002 and is renewable on an annual basis by the Board of Trustees, for a maximum five year period. Notwithstanding such renewal of the Advisory Agreement by the Board of Trustees, the shareholders have the right to rescind the renewal of the Advisory Agreement authorized at the preceding Board of Trustees Meeting, if at a special meeting of shareholders called by at least twenty percent of the outstanding shares specifically for such purpose a majority of the outstanding shares entitled to vote thereon determine that the Advisory Agreement shall not be renewed. In the event the Advisory Agreement is not renewed in any year by the Board of Trustees or such renewal is rescinded by a majority of the outstanding shares entitled to vote thereon at a special meeting called for such purpose, the Advisory Agreement will have a balance of four years remaining in the existing term. A borrower may pay fees directly to REIT for services rendered in arranging loans made by the Trust. These fees, which are permitted by the Advisory Agreement, amounted to $229,000 for fiscal 1998.

         BRT engages entities affiliated with REIT to manage properties acquired in foreclosure or deed in lieu of foreclosure. The management services include, among other things, rent billing and collection, leasing (including document preparation), maintenance, construction supervision, compliance with regulatory statutes and rules (i.e. New York City rent control and rent stabilization rules), property dispositions and mortgage financing and legal expenses. In fiscal 1998 BRT paid $595,000 to these entities.

         During the year ended September 30, 1998 Fredric H. Gould, Chairman and Chief Executive Officer, was an officer and director of the managing corporate general partner of Gould Investors L.P. ("GLP"), a limited partnership, and an individual general partner of GLP. BRT, GLP and other related entities occupy common office space, and share office services, equipment and personnel. In fiscal 1998, $622,000 of common general and administrative expenses were allocated to BRT, including the amounts reimbursed to GLP for legal services provided by Mark H. Lundy (See "Summary Compensation Table"). In addition commencing April 1, 1998, BRT Funding Corp., a subsidiary of BRT, leased space from GLP at an annual rental of $65,000 and reimbursed GLP for tenant improvements in the amount of $14,000.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires executive officers and directors, and persons who beneficially own more than 10% of the BRT's shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, Trustees and greater than 10% beneficial owners are required by SEC regulations to furnish BRT with copies of all Section 16(a) forms they file. BRT prepares and files the requisite forms on behalf of its executive officers and Trustees. Based on a review of information supplied to BRT by the executive officers and Trustees, BRT believes that all
Section 16(a) filing requirements applicable to its executive officers, Trustees and greater than 10% beneficial owners were complied with, except that the filing of a Form 3 with respect to George Zweier, upon his election as Vice President and Chief Financial Officer of BRT, which was filed one day late.

               EQUITY OWNERSHIP; HOLDINGS OF TRUSTEES AND OFFICERS

The following sets forth information concerning stock ownership of all persons known by BRT to own beneficially 5% or more of its shares, all Trustees and nominees for Trustee and all Trustees and officers of the Trust as a group, based upon the number of outstanding shares as of January 18, 1999. There were 7,165,263 shares outstanding on January 18, 1999, the record date for the Annual Meeting.

                                   Amount of
Name of Beneficial                 Beneficial          Percent
    Owner (1)                     Ownership (2)        of Class
    ---------                     -------------        --------

Gould Investors, L.P. (3)           1,567,741           21.65%

Patrick J. Callan                      40,000           *
55 East 52nd Street
New York, NY 10055


Fredric H. Gould (3)(4)(5)          2,142,573           29.59%

Jeffrey A. Gould (3)(6)               210,944            2.91%

David G. Herold
16 Southdown Court
Huntington, NY  11743                  12,000           *

Arthur Hurand
4182 Pier North Blvd., Suite D
Flint, MI  48504                       13,000           *

Gary Hurand (7)
4182 Pier North Blvd., Suite D
Flint, MI  48504                      213,151            2.94%

Herbert C. Lust, II
54 Porchuck Road
Greenwich, CT 06830                    70,000           *

Marshall Rose (8)
667 Madison Avenue
New York, NY 10021                    286,611            3.96%

All Trustees and Officers
as a group
(16 in number)(9)                   3,545,774(10)       48.97%

*Less than 1%

-----------------

(1)      Each individual listed is a Trustee.

(2) Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or otherwise.

(3)      Address is 60 Cutter Mill Road, Great Neck, NY  11021.

(4) Includes 279,463 shares owned by the pension and profit sharing trusts of BRT and REIT Management Corp. of which Fredric H. Gould and two non-Trustee officers are trustees, as to which shares Mr. Gould has shared voting and investment power.

(5) Includes 34,762 shares held by Mr. Gould as joint custodian for the children of his brother, 4,790 shares owned by Georgetown Group, Inc., of which Mr. Gould is a Vice President and 18,988 shares owned by a partnership in which Mr. Gould is a general partner. Also includes 30,048 shares owned by One Liberty Properties, Inc. ("OLP"), of which Mr. Gould is an officer and director and in which Gould Investors L.P. ("GLP") (an entity in which Mr. Gould is a general partner and a principal executive officer and sole shareholder of the managing general partner) is a controlling shareholder, and 1,567,741 shares owned by GLP. Does not include 25,015 shares owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(6) Includes 19,235 shares owned by Mr. Gould as custodian for his minor children and 12,594 shares which underlie unexercised stock options. Does not include 6,000 shares owned by Mrs. Jeffrey A. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

(7) Includes 47,243 shares owned by a partnership, in which entity Mr. Hurand is a partner, and 117,288 shares owned by a corporation in which Mr. Hurand is an officer and shareholder.

(8) Includes 4,790 shares owned by Georgetown Group, Inc. in which Mr. Rose is an officer, 76,983 shares owned by the pension and profit sharing trusts of Georgetown Group, Inc., of which Mr. Rose is trustee, 18,988 shares owned by a partnership in which Mr. Rose is one of the general partners, 8,644 shares owned by Jill and Marshall Rose Foundation, of which Mr. Rose is a trustee, 84,749 shares owned by Mr. Rose for the benefit of others, 23,447 shares owned by Mr. Rose as trustee for a child, 30,048 shares owned by OLP, of which Mr. Rose is a director and 16,167 shares owned by a partnership of which Mr.
         Rose is general partner.

(9)      This total is qualified by notes (4) through (8).

(10) Includes an aggregate of 69,126 shares which underlie unexercised options.

                       ITEM 2: INDEPENDENT AUDITORS

         The Board of Trustees is seeking the approval of the appointment of Ernst & Young LLP as independent auditors for BRT for the fiscal year ending September 30, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

         If the shareholders do not approve of the appointment of Ernst & Young LLP, the selection of independent auditors will be made by the Board of Trustees.

         The Board of Trustees recommends a vote "FOR" the appointment of Ernst & Young LLP as the Trust's independent auditors for the fiscal year ending September 30, 1999.

                      SUBMISSION OF SHAREHOLDER PROPOSALS


         The annual meeting of BRT for the year ending September 30, 1999 is scheduled to be held in March 2000. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the meeting, the proposal must be received by BRT not later than September 25, 1999.

                                OTHER MATTERS

        The Board does not know of any matter other than those stated in this Proxy Statement which are to be presented at the Meeting. If any other matter should properly come before the Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.



                            By order of the Board of Trustees



                            Simeon Brinberg, Secretary





Dated:  January 26, 1999



                               BRT REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 25, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints FREDRIC H. GOULD, JEFFREY A. GOULD and SIMEON BRINBERG, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Beneficial Interest, $3.00 par value per share of BRT Realty Trust held of record by the undersigned on January 18, 1999 at the Annual Meeting of Shareholders to be held on March 25, 1999 or any adjournments thereof.

                          (To be Signed on Reverse Side)

A   /X/  Please mark your Votes as in this example

                           1.  Election of Class III Trustees
                               /  / FOR ALL NOMINEES /  / WITHHOLD ALL NOMINEES
                               Nominees: Fredric H. Gould
                                         Gary Hurand
                               /  / INSTRUCTIONS:  To withhold  authority to
                               vote for any  individual  nominee,  place an
                               "X" in the box on the left and strike a line
                               through the nominee's name listed above.
 FOR  AGAINST  ABSTAIN
/  /   /  /    /  /        2.  Appointment of Ernst & Young LLP as independent
                               auditors for the fiscal year ending September
                               30, 1999.

                           3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed hereby by the undersigned shareholder.


PLEASE RETURN USING ENCLOSED ENVELOPE


__________________________________   Date____________, 1999
          SIGNATURE

__________________________________   Date____________, 1999
   SIGNATURE IF HELD JOINTLY

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership nane by authorized person(s).